Exhibit 10.42

Execution Copy

Confidential

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

LICENSE AGREEMENT

(DA-9801)

Between

DONG-A ST CO., LTD.

And

NEUROBO PHARMACEUTICALS, INC.

Dated:  January 18, 2018

TABLE OF CONTENTS

1.	DEFINITIONS	1

1.1	DEFINITIONS	1
1.2	OTHER DEFINITIONAL PROVISIONS	4

2.	GRANT OF LICENSE & TRANSFER OF KNOW-HOW	5

2.1	GRANT OF LICENSE FOR LICENSED PRODUCTS	5
2.2	RESERVED RIGHT	5
2.3	TRANSFER OF INFORMATION FOR GOVERNMENTAL APPROVAL IN KOREA	5
2.4	SUBLICENSING	5
2.5	TRANSFER OF KNOW-HOW	6
2.6	SUPPLY OF LICENSED PRODUCTS TO DONG-A	6

3.	DILIGENCE OBLIGATIONS	6

3.1	DEVELOPMENT	6
3.2	TESTING AND MARKETING APPROVAL	6
3.3	EXCEPTION	6
3.4	REPORTING	6
3.5	COMMERCIALIZATION	7
3.6	SITE VISIT	7

4.	COMPENSATION	7

4.1	LICENSE FEE	7
4.2	EQUITY	7
4.3	DEVELOPMENT MILESTONE PAYMENTS	7
4.4	SALES MILESTONE PAYMENTS	8
4.5	ROYALTIES	8

5.	REPRESENTATIONS AND WARRANTIES OF DONG-A	10

5.1	ORGANIZATION	10
5.2	AUTHORIZATION	10
5.3	BINDING AGREEMENT	11
5.4	NO BREACH	11
5.5	LITIGATION; COMPLIANCE WITH LAW	11
5.6	INSOLVENCY	11
5.7	LICENSED TECHNOLOGY	11

6.	REPRESENTATIONS AND WARRANTIES OF NEUROBO	13

6.1	ORGANIZATION	13

i

6.2	AUTHORIZATION	13
6.3	BINDING AGREEMENT	13
6.4	NO BREACH	13
6.5	LITIGATION; COMPLIANCE WITH LAW	13
6.6	INSOLVENCY	13

7.	INTELLECTUAL PROPERTY	14

7.1	PATENT PROSECUTION AND MAINTENANCE	14
7.2	PATENT COSTS	14
7.3	TRANSFER OF FILES	14
7.4	INFORMATION RIGHTS	14
7.5	INFRINGEMENT	14
7.6	COOPERATION	15
7.7	NEW TECHNOLOGY	15

8.	LIABILITY	15

8.1	DISCLAIMERS OF WARRANTIES	15
8.2	LIMITATION OF LIABILITY	15

9.	INDEMNIFICATION	16

9.1	INDEMNIFICATION OF NEUROBO	16
9.2	INDEMNIFICATION OF DONG-A	16
9.3	DEFENSE OF CLAIMS	17
9.4	NON-THIRD PARTY CLAIMS	18

10.	CONFIDENTIALITY	18

10.1	DUTY TO HOLD IN CONFIDENCE	18
10.2	EXCLUSIONS	19
10.3	PERMITTED DISCLOSURES	19
10.4	RETURN OF INFORMATION	19
10.5	REMEDIES	19
10.6	PUBLICITY	20

11.	TERM AND TERMINATION	20

11.1	TERM	20
11.2	TERMINATION FOR CAUSE	20
11.3	TERMINATION BY NEUROBO	20
11.4	TERMINATION UPON BANKRUPTCY	20
11.5	EFFECT OF TERMINATION	20

ii

12.	GENERAL PROVISIONS	21

12.1	NOTICES	21
12.2	FORCE MAJEURE	21
12.3	ASSIGNMENT	21
12.4	WAIVERS	22
12.5	SEVERABILITY	22
12.6	REMEDIES	22
12.7	GOVERNING LAW	22
12.8	SUBMISSION TO JURISDICTION/WAIVER OF JURY TRIAL	22
12.9	INDEPENDENT CONTRACTOR/NO AGENCY	23
12.10	ENTIRE AGREEMENT	23

Schedule I Licensed Patents and Patent Applications		1-1

iii

LICENSE AGREEMENT

LICENSE AGREEMENT, dated as of January 18, 2018 (“Signing Date”), between Dong-A ST Co., Ltd., a Republic of Korea company having its principal place of business at 64 Cheonho-daero, Dongdaemun-gu, Seoul 02587, Republic of Korea (“Dong-A”) and NeuroBo Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 177 Huntington Avenue, Suite 1732, Boston, MA 02115, U.S.A. (“NeuroBo”).

Background

1.                                      Dong-A has developed a proprietary compound designated as DA-9801, which is a mixed extract of Dioscorea Rhizome and Dioscoreae Nipponicae Rhizoma, for the treatment of diabetic peripheral neuropathy and degenerative nerve disease (“DA-9801”).  Dong-A has also been granted (and has applied for) certain patent rights which claim various compounds, mixtures, and formulations of Dioscorea Rhizome and Dioscoreae Nipponicae Rhizoma, including DA-9801,

2.                                      NeuroBo is engaged in the research & development, production, commercialization, and sale of pharmaceuticals.

3.                                      Dong-A wishes to license DA-9801 to NeuroBo to enable NeuroBo to file an investigational new drug application, to conduct further clinical trials, and then to produce, commercialize, and sell pharmaceuticals world-wide using DA-9801.  Dong-A has reserved the right to exclusively (a) conduct clinical studies in the Republic of Korea for the purpose of obtaining approval from the Korea Ministry of Food and Drug Safety to sell products using DA-9801, and (b) offer to sell and sell products using DA-9801 in the Republic of Korea.

Accordingly, the parties agree as follows:

1.                                      DEFINITIONS

1.1                               Definitions.  For purposes of this Agreement, the following words and phrases will have the following meanings:

(a)                                 “Affiliate” means, with respect to a Person, a legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with that Person.  For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a legal entity; provided, however, that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

(b)                                 “Agreement” means this License Agreement and all Schedules, Exhibits and amendments, as each is amended from time to time.

(c)                                  “Confidential Information” means (a) any information, data, or know-how (in whatever form or format) that is (i) related to a Party’s business or technology including, but not limited to, that which relates to or which embodies research, product plans, products, services, customers, markets, software, developments, inventions (whether or not patentable), processes, designs, drawings, mask works, integrated circuit topographies, engineering, hardware configuration information, infrastructure, price schedules, software design and configuration, processes, marketing or finances of such Party, and (ii) identified in writing as confidential by such Party or, if orally or visually disclosed, identified as confidential at the time of disclosure as confidential and confirmed in writing as confidential within thirty (30) days thereafter.

(d)                                 “DA-9801” is defined in the Preamble.

(e)                                  “Development Plan” means a detailed written plan prepared by NeuroBo for the development activities to which such plan relates, and which plan shall identify the development objectives, projected timeline and activities to be conducted pursuant to this Agreement with respect to Licensed Products during the Term, including as such plan may be updated by NeuroBo from time to time in accordance with Section 3.4.  NeuroBo shall send Dong-A an initial Development Plan on the Effective Date.

(f)                                   “Disclosing Party” is defined in Section 10.1.

(g)                                 “Dong-A” is defined in the Preamble.

(h)                                 “Dong-A Indemnitees” is defined in Section 9.2.

(i)                                    “Effective Date” means the date on which Dong-A receives the license fee of two million United States Dollars (USD 2,000,000.00) as specified in Section 4.1.

(j)                                    “Field” means any and all applications and markets, for the therapeutic, health, nutrition, or well-being of humans.

(k)                                 “Governmental Authority” means any federal, state, local, foreign, or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(l)                                    “Knowledge” means the actual knowledge of such Person.

(m)                             “Laws” means any statute, rule, regulation, ordinance, code, directive, writ, injunction, settlement, permit, license, decree, judgment, or order of a Governmental Authority.

(n)                                 “Licensed Know-How” means all proprietary inventions, technology, trade secrets, clinical and preclinical data, adverse effect reports, regulatory filings and correspondence with Governmental Authorities for the sale of Licensed Products, intellectual property filings, and any physical, chemical or biological material, or other information, owned or acquired with right to sublicense as of the Effective Date by Dong-A, which are necessary or useful to NeuroBo in the development, formulation, use, or sale of the Licensed Products.

(o)                                 “Licensed Patents Files and Records” means all books, records, and files, that relate to, in whole or in part, to the Licensed Patent Rights.

(p)                                 “Licensed Patent Rights” means the rights arising out of or resulting from (a) the patents and applications listed on Schedule 1; (b) the patents proceeding from the items listed in (a);  (c) divisionals, continuations, reissues, reexaminations, and extensions of any patent or application set forth in (a) and (b); and (d) all claims of continuations-in-part that are entitled to the benefit of the priority date(s) of items listed in (a).

(q)                                 “Licensed Product” means any product (including all forms, presentations, strengths, doses, formulations and methods of delivery), the manufacture, use, importation, sale or offer for sale of which is the subject of any claims within the Licensed Patent Rights, collectively “Licensed Products.” A Licensed Product also means any product that uses DA-9801 (including all forms, presentations, strengths, doses, formulations and methods of delivery) that is sold in a country in which NeuroBo has chosen not to obtain patent rights for that product.

(r)                                  “Licensed Technology” means Licensed Know-How and Licensed Patent Rights.

(s)                                   “Loss” means any loss, damage, due, penalty, fine, cost, amount paid in settlement, liability, tax, lien, expense and fee (including court costs and reasonable attorneys’ or other professionals’ fees and expenses), including any actual, consequential, exemplary or other damages, and any punitive or special damages, and any diminution in value.

(t)                                    “Major Market Jurisdiction” means any of the following jurisdictions:  the United States, the European Union, Japan, or the Peoples’ Republic of China.

(u)                                 “Net Sales” means the aggregate gross revenues of NeuroBo, its Affiliates- and its sublicensees, through multiple tiers, from the sale of Licensed Products in a finished product form to end-users located in the Territory who are non-Affiliates and non-sublicensees, less the following deductions where applicable:  (1) prompt payment and other trade discounts, (2) allowances for return of defective shipments, (3) transportation and packing charges, (4) sales and excise taxes, (5) transportation insurance, (6) trade, cash, and quantity discounts, rebates and allowances granted to third parties, including mandatory rebates to public authorities, and (7) retroactive price reductions imposed by public authorities.

(i)                                    A sale is deemed to have occurred when an invoice is generated or the Licensed Product is shipped for delivery.

(ii)                                Sales of Licensed Products by NeuroBo, its Affiliates, or a sublicensee to another Affiliate or sublicensee which is a reseller are excluded from Net Sales, and only the subsequent sale of the Licensed Products by NeuroBo’s Affiliate or sublicensee to unrelated parties is included in Net Sales.

(iii)                            NeuroBo shall convert Net Sales made in currencies other than United States dollars into United States dollar equivalents in accordance with Section 4.5(g).

(iv)                             Net Sales does not include sales made by Dong-A pursuant to Section 2.2.

(v)                                 “New Technology” means all inventions, designs, and technology developed, conceived, or reduced to practice during the Term of this Agreement (and all related intellectual property rights) which result from NeuroBo performing its obligations under this Agreement, or using or related to the Licensed Technology, including all modifications, improvements, enhancements, and derivative works of the Licensed Technology.

(w)                               “IDA” means a new drug application filed with the United States Food and Drug Administrator or the equivalent filed with an equivalent governmental agency charged with approving pharmaceuticals for sale.

(x)                                 “NeuroBo” is defined in the Preamble.

(y)                                 “NeuroBo Indemnitees” is defined in Section 9.1.

(z)                                  “Party” means each of Dong-A and NeuroBo, collectively “Parties.”

(aa)                          “Person” means any individual, partnership, joint venture, corporation, trust, unincorporated organization, limited liability company, group, governmental authority, and any other person or entity.

(bb)                          “Taxes” is defined in Section 4.5(h).

(cc)                            “Term” is defined in Section 11.1.

(dd)                          “Territory” means worldwide.

(ee)                            “Third Party” means any Person other than NeuroBo and Dong-A.

(ff)                              “Valid Claim” means a claim of an issued patent within the Licensed Patent Rights that has not lapsed, expired, been canceled, or become abandoned, and has not been held invalid by a court or other appropriate body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and which has not been admitted to the invalid or unenforceable through non-issue or disclaimer or otherwise.  Valid Claim also includes the claims of a pending patent application within the Licensed Patent Rights for a period of six (6) years from the date of first examination (i.e., first office action) of that patent application.

1.2                               Other Definitional Provisions

(a)                                 References to “Sections,” “Exhibits, and “Schedules” are to Sections, Exhibits, and Schedules of this Agreement, unless otherwise specifically provided.

(b)                                 The words “including,” “includes” and “include” are deemed to be followed by the words “without limitation.”

(c)                                  References to a Person include that Person’s permitted successors and assigns and, in the case of any governmental Person, the Person succeeding to the relevant functions of that governmental Person.

(d)                                 All references to statutes and related regulations include

(i)                                    any past and future amendments of those statutes and related regulations; and

(ii)                                any successor statutes and related regulations.

(e)                                  All references in this Agreement to “Dollars” or “$” refer to lawful currency of the United States of America.

2.                                      GRANT OF LICENSE & TRANSFER OF KNOW-HOW

2.1                               Grant of License for Licensed Products.  Subject to the terms of this Agreement, Dong-A grants to NeuroBo an exclusive, royalty-bearing license under the Licensed Technology in the Field and in the Territory, to make, use, offer to sell, sell, and import the Licensed Products.

2.2                               Reserved Right.  Despite Section 2.1 Dong-A reserves the right to (a) conduct clinical studies in the Republic of Korea for the purpose of obtaining approval from the Korea Ministry of Food and Drug Safety to sell the Licensed Product, and (b) to offer to sell and sell the Licensed Product to end-users (or to distributors and/or retailers for sale to end-users) in the Republic of Korea.

2.3                               Transfer of Information for Governmental Approval in Korea.  If NeuroBo has regulatory documentation that may be useful to Dong-A in obtaining approval from the Korea Ministry of Food and Drug Safety to sell the Licensed Product in the Republic of Korea, NeuroBo shall provide such information to Dong-A upon its request.  Dong-A shall use the information only for such purpose, and shall treat the information as NeuroBo’s Confidential Information except to the extent that it is necessary to disclose it to the Korea Ministry of Food and Drug Safety in connection with obtaining approval to sell the Licensed Product.  NeuroBo shall, in addition to the foregoing, grant to Dong-A an exclusive, royalty-free right and license under NeuroBo’s rights in NeuroBo’s intellectual property, to use the New Technology solely for the purposes of and in connection with Dong-A’s commercialization of Licensed Products in the Republic of Korea.

2.4                               Sublicensing.  NeuroBo may grant sublicenses to any Affiliate or other party with respect to the rights conferred upon NeuroBo under this Agreement.  NeuroBo shall provide Dong-A with a copy of each executed agreement for the sublicense.

2.5                               Transfer of Know-How.  In order to facilitate timely compliance with NeuroBo’s diligence obligations under Section 3, as soon as reasonably practicable after the Signing Date and until the Effective Date, Dong-A shall make available to NeuroBo the Licensed Know-How by disclosing it in a secured virtual data room controlled by Dong-A.  As soon as reasonably practicable after the Effective Date, Dong-A shall transfer to NeuroBo the Licensed Know-How in tangible form in a format reasonably acceptable to NeuroBo.

2.6                               Supply of Licensed Products to Dong-A.  The Parties shall negotiate, in good faith, comprehensive and commercially reasonable terms and conditions for, and seek to enter into, a definitive supply agreement pursuant to which NeuroBo shall supply the Licensed Products to Dong-A for clinical studies and sale to end-users (or to distributors and/or retailers for sale to end-users) in the Republic of Korea.

3.                                      DILIGENCE OBLIGATIONS

3.1                               Development.  NeuroBo shall [***] conduct development of the Licensed Products, including the activities specified in Section 3.2, in accordance with the Development Plan.  In the event that NeuroBo elects to terminate or discontinue, or suspend for longer than [***] development of any Licensed Product which was expressly listed as a Licensed Product under development in any Development Plan provided to Dong-A hereunder, and such suspension, termination or discontinuation is not due to force majeure (as specified in Section 12.2) or requirement of applicable laws and/or the Governmental Authorities, such as requirement for the investigational new drug (IND), as determined by NeuroBo acting in good faith and as identified in writing to Dong-A, then NeuroBo will be deemed in breach of its obligation under this Section 3.1 and Dong-A shall have the right to terminate this Agreement pursuant to Section 11.2.

3.2                               Testing and Marketing Approval.  NeuroBo shall [***]

(a)                                 Conduct clinical trials of Licensed Products.

(b)                                 Publish or cause to be published [***].

(c)                                  Submit a new drug application (or the equivalent) for Licensed Products in each Major Market Jurisdiction.

(d)                                 Obtain governmental marketing approval for the sale of Licensed Products in each Major Market Jurisdiction.

(e)                                  Achieve first commercial sale of Licensed Products on a timely basis after obtaining marketing approval in each Major Market Jurisdiction where approval is obtained.

3.3                               Exception.  NeuroBo does not have to comply with Section 3.2 or Section 3.5, with respect to any jurisdiction in which it determines that by reason of pricing restrictions, costs of doing business, conditions prevailing in the jurisdiction, strategic business concerns, or other business reasons, that it would reasonably choose not to market Licensed Products in that jurisdiction.

3.4                               Reporting.  Within [***] days after the end of each June 30 and December 31 during the Term, NeuroBo shall provide a report to Dong-A concerning the testing, regulatory approval, and marketing of Licensed Products in the Territory which NeuroBo conducted during the relevant calendar half-year.  Each such report shall include an updated version of the Development Plan.  NeuroBo shall provide Dong-A with an opportunity to review and comment on each updated Development Plan, and NeuroBo shall consider in good faith and incorporate the comments of Dong-A into such Development Plan to the extent reasonably acceptable to NeuroBo and in accordance with the considerations listed in Section 3.3.

3.5                               Commercialization.  Subject to the exception of Section 3.3 NeuroBo shall [***] commercialize Licensed Products in the Field in the Territory throughout the Term.

3.6                               Site Visit.  Upon reasonable prior written notice, NeuroBo shall permit Dong-A to visit the site(s) of NeuroBo and any of its Affiliates or subcontractors at which development or manufacturing of Licensed Products has been or is being conducted.  Any such visit shall be conducted (i) at reasonable frequency, and not more often than once each calendar year, (ii) at Dong-A’s expense, (iii) during the regular business hours of the visited site, (iv) in a manner that does not unduly disrupt the normal business operations of the visited site and (v) for the sole purpose of verifying compliance by NeuroBo with applicable Laws in connection with development and manufacturing of Licensed Products.  During such visits, Dong-A shall have the right to examine its data, documents and records related directly to development or manufacturing of Licensed Products, and all such data, documents and records will be considered NeuroBo’s Confidential Information and will be treated by Dong-A as such in accordance with Section 10.

4.                                      COMPENSATION

4.1                               License Fee.  In consideration for the license set forth in this Agreement, NeuroBo shall pay Dong-A a license fee of two million United States Dollars (USD 2,000,000.00) within ninety (90) days of the signing Date.

4.2                               Equity.  NeuroBo shall issue [***] ([***]) shares of common stock to Dong-A within ninety (90) days of the Signing Date, which is [***]percent ([***]%) of all issued and outstanding shares of NeuroBo at the time of the issuance of such shares.  NeuroBo shall use its best efforts to ensure that at the time of NeuroBo’s initial public offering, the ownership share of Dong-A in NeuroBo granted under this Section 4.2 is at least [***] percent ([***]%) of all issued and outstanding shares of NeuroBo.

4.3                               Development Milestone Payments.  NeuroBo shall pay Dong-A the following development milestone payments within thirty (30) days of the first achievement of each milestone with respect to a Licensed Product.  Each milestone is payable one-time only.

Development Milestone Event	Payment
Publication of [***] data from the first Phase III clinical trial of Licensed Product	$	[***]
First NDA Submission in the Territory of Licensed Product	$	[***]
United States NDA Approval of Licensed Product	$	[***]
European Union NDA (MA) Approval of Licensed Product	$	[***]
Japan NDA Approval of Licensed Product	$	[***]
Peoples’ Republic of China NDA Approval of Licensed Product	$	[***]

4.4                               Sales Milestone Payments.  NeuroBo shall pay Dong-A the following sales milestone payments within thirty (30) days of the first achievement of each milestone with respect to aggregate Net Sales of Licensed Products.  Each sales milestone payment is payable one-time only, regardless of how many times it is achieved with any particular Licensed Product or group of Licensed Products.  In the event [***] sales milestone events are achieved in the same calendar year, NeuroBo shall pay to Dong-A each milestone payment corresponding to the respective milestone event.

Sales Milestone Event	Payment
First time that aggregate annual Net Sales exceed $[***] in a calendar year	$	[***]
First time that aggregate annual Net Sales exceed $[***] in a calendar year	$	[***]
First time that aggregate annual Net Sales exceed $[***] in a calendar year	$	[***]

4.5                               Royalties.

(a)                                 Rate and Payment.  NeuroBo shall pay Dong-A royalties on Net Sales of Licensed Products in the Territory as follows:

Royalty	Rate
For that portion of aggregate annual Net Sales less than or equal to $[***] in a calendar year	[***]	%
For that portion of aggregate annual Net Sales greater than $[***] but less than or equal to $[***] in a calendar year	[***]	%
For that portion of aggregate annual Net Sales greater than $[***] in a calendar year	[***]	%

(b)                                 Republic of Korea Sales.  For purposes of this Agreement, Net Sales does not include any sales of Licensed Products made by Dong-A pursuant to Section 2.2.

(c)                                  Adjustment for Combination Product.  In the event a Licensed Product is sold as a package or as a combination with other products, then the Parties shall apportion the

Net Sales applicable to the sale of the packaged or combined product in a fair and reasonable manner.

(d)                                 Sublicense.  In the event NeuroBo sublicenses its right to sell Licensed Products, each sublicense shall include an obligation for the sublicensee to account for and report its Net Sates of Licensed Products on the same basis as if such sales were Net Sales of Licensed Products by NeuroBo, and NeuroBo shall pay royalties to Dong-A as if the Net Sales of the sublicensee were Net Sales of NeuroBo.

(e)                                  Semi-Yearly Payments.  NeuroBo shall pay royalties due for each calendar half-year period ending on June 30 and December 31 within [***] days following the end of the relevant calendar half-year.

(f)                                   Payment Terms.  NeuroBo shall make all payments due Dong-A in United States dollars by wire transfer to an account designated by Dong-A from time to time in writing.  If Dong-A does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to until the date of payment at the per annum rate of [***] percent ([***]%) over the then-current prime rate quoted by Citibank in New York, New York or the maximum rate allowable by New York law, whichever is lower.

(g)                                 Exchange Rate.  NeuroBo shall convert the amounts of Net Sales from local currencies to United States dollars using the semi-annual average exchange rate as published in the half-year period in which sates are invoiced.  If by reason of any restrictive exchange laws or regulations, NeuroBo is unable to convert to United States dollars the Net Sales amount, then NeuroBo shall notify Dong-A promptly and provide an explanation of the circumstances.  In that event, NeuroBo shall make the payment in United States dollars as soon as reasonably possible after the restrictive exchange laws or regulations are lifted.

(h)                                 Taxes.  Except to the extent provided for in this Section 4.5(h), the payments made under this Agreement are exclusive of any national, state, or local sales, use, value-added, excise, withholding or other taxes, duties, tariffs or fees assessed in connection with this Agreement by any authority (collectively, “Taxes”), which Taxes shall be paid by NeuroBo.  Any Taxes levied on account of payments paid or owed from a country in which provision is made in the law or by regulation for withholding will be deducted from the payments paid Dong-A.  NeuroBo shall cooperate with Dong-A to claim exemption from the deductions or withholdings under any double taxation or similar agreement in force from time to time and shall endeavor to secure any exemptions before payments are made under this Agreement.  If NeuroBo makes any payment without reduction for withholding and it later transpires that an amount of tax should have been withheld on the payment, NeuroBo shall be entitled to recover the under withheld tax by an additional withholding from any payment due to Dong-A under this Agreement.  Similarly, if NeuroBo withholds an amount of Taxes which is later determined to have not been due, NeuroBo shall reimburse Dong-A for the over withheld amounts.

(i)                                    Records & Reports.  NeuroBo shall keep and shall require its Affiliates and sublicensees to keep, accurate records (together with supporting documentation) of Licensed Products made, used, or sold under this Agreement.  appropriate to determine the amount of payments due to Dong-A under this Agreement, which shall be kept for at least three (3) years following the end of the calendar year to which the records relate.  NeuroBo shalt provide Dong-A within [***] days following the end of each June 30 and December 31, a royalty report setting forth for such calendar half-year period the following information:

(i)                                    A list of each Licensed Product sold during the calendar half-year period, (1) specifying number of units and prices for Licensed Products sold, by product and by country and (2) amount of gross sates (specified in United States dollars) of Licensed Products, by product and by country.

(ii)                                The total Net Sales of Licensed Products and itemized calculation of Net Sales in each country of the Territory, showing all allowable deductions from gross revenue in accordance with Section 1.1(v).

(iii)                            Any foreign exchange calculations into United States dollar equivalents necessary to compute Net Sales.

(j)                                    Audit Rights.  Upon thirty (30) days’ notice, Dong-A may have an independent, certified public accountant, reasonably acceptable to NeuroBo, inspect NeuroBo’s records relating to NeuroBo’s Net Sales.  The audit will be performed during NeuroBo’s normal business hours.  Dong-A shall pay the cost of the audit, unless the audit reveals an underpayment of royalty fees exceeding [***] percent ([***]%). NeuroBo shall pay to Dong-A any amounts shown by the audit to be owing within thirty (30) days from the conclusion and report findings of the audit.  An audit may be conducted no more than once in any period of twelve (12) consecutive months, covering payment periods of no more than the preceding three (3) calendar years.

(k)                                 Duration of Royalty Obligations.  The royalty obligations of NeuroBo for sales of a Licensed Product terminate on a country-by-country and product-by-product basis the later of (i) the [***] anniversary of the first commercial sale of such Licensed Product in such country or (ii) the expiration or termination of the last Valid Claim within the Licensed Patent Rights that covers such Licensed Product.  In consideration for clause (i) of the first sentence of this Section 4.5(k), Dong-A shall not, nor allow any Affiliate or contract with any Third Party to, offer for sale or sell any Licensed Product in any country other than the Republic of Korea without the express written consent of NeuroBo.  Further, the Parties agree to decrease the applicable royalty rate stated in Section 4.5 by [***] in any country that prohibits the payment of royalties on a patent license beyond the expiration or invalidation of the last Valid Claim covering the Licensed Product for the use of the Licensed Technology other than the Licensed Patent Rights.

5.                                      REPRESENTATIONS AND WARRANTIES OF DONG-A.

Dong-A represents and warrants to NeuroBo the following matters:

5.1                               Organization.  Dong-A is a corporation duly formed, validly existing, and subsisting under the Laws of the Republic of Korea.

5.2                               Authorization

(a)                                 Dong-A has the requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated under this Agreement.

(b)                                 The execution, delivery, and performance of this Agreement by Dong-A and its consummation of the transactions contemplated under this Agreement have been duly authorized by all requisite action of Dong-A.

5.3                               Binding Agreement.  This Agreement has been duly executed by Dong-A and delivered to NeuroBo, and constitutes the legal, valid, and binding agreement of Dong-A enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

5.4                               No Breach.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated under this Agreement by Dong-A do not and will not

(a)                                 violate or conflict with Dong-A’s charter, bylaws, or any material Laws of any Governmental Authority to which Dong-A assets are subject, or by which Dong-A or Dong-A’s assets may be bound:

(b)                                 with or without giving notice or the lapse of time or both, breach or conflict with, constitute or create a material default under, or give rise to any right of termination, cancellation, or acceleration under, any of the terms, conditions, or provisions of any material contract or agreement, to which Dong-A is a party or by which Dong-A or Doug-A’s assets may be bound;

(c)                                  result in the imposition of a lien on any of the Licensed Technology; or

(d)                                 require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority or third party.

5.5                               Litigation; Compliance with Law.  There is no litigation, proceeding (arbitral or otherwise), claim, action, suit, judgment, decree, settlement, rule, order, or investigation of any nature, pending, rendered or, to Dong-A’s Knowledge, threatened, against Dong-A that reasonably could be expected to adversely affect Dong-A’s ability to consummate the transactions contemplated by this Agreement.

5.6                               Insolvency.  Dong-A is not the subject of any pending, rendered, or threatened in writing, or to the Knowledge of Dong-A, otherwise threatened, insolvency proceedings of any character.  Dong-A has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of an insolvency proceeding. Dong-A is not insolvent nor will it become insolvent as a result of entering into this Agreement and consummating the transactions contemplated under this Agreement.

5.7                               Licensed Technology

(a)                                 Ownership

(i)                                    Dong-A owns, free and clear of all liens, and to the Knowledge of Dong-A has valid and enforceable rights in and the unrestricted right to use, sell, license, transfer, or assign the Licensed Technology.

(ii)                                Dong-A is not a party to any other license or other agreement for the Licensed Technology in conflict with the provisions of this Agreement.

(iii)                            To the Knowledge of Dong-A, Dong-A is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise with respect to the Licensed Technology.

(iv)                             To the Knowledge of Dong-A, Dong-A is not using any confidential information or trade secrets of others.

(b)                                 Patents and Patent Applications.  To the Knowledge of Dong-A, all Licensed Patents are valid and in force, and all patent applications are pending and in good standing, all without challenge of any kind.  The Licensed Patents are all of the patents and patent applications owned and/or licensed to Dong-A which disclose and/or claim DA-9801.

(c)                                  Claims

(i)                                    No claim or action is pending or, to the Knowledge of Dong-A threatened in writing and Dong-A has no Knowledge of any basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell, license, or sublicense any Licensed Technology, and no item of Licensed Technology is subject to any outstanding order, ruling, decree, stipulation, charge, or agreement restricting in any manner its use, licensing, or sublicensing.

(ii)                                Dong-A has not received any notice that it has infringed upon or otherwise violated the intellectual property rights of third parties or received any claim, charge, complaint, demand, or notice alleging any infringement or violation, or has Knowledge of any basis for any claim with respect to the Licensed Technology.

(iii)                            To the Knowledge of Dong-A, no third party is infringing upon or otherwise violating any of Dong-A’s intellectual property rights in the Licensed Technology.

(d)                                 No Government Interest.  No governmental or quasi-governmental authority, including the Korean Drug Development Fund, has any right to the Licensed Technology.

(e)                                  Administration and Enforcement.  To the Knowledge of Dong-A, Dong-A has taken all commercially reasonable actions to maintain and protect the Licensed Patents.

6.                                      REPRESENTATIONS AND WARRANTIES OF NEUROBO.

NeuroBo represents and warrants to Dong-A the following matters:

6.1                               Organization.  NeuroBo is a corporation duly formed, validly existing, and subsisting under the Laws of Delaware.

6.2                               Authorization

(a)                                 NeuroBo has the requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated under this Agreement.

(b)                                 The execution, delivery, and performance of this Agreement by NeuroBo and its consummation of the transactions contemplated under this Agreement have been duly authorized by all requisite action of NeuroBo.

6.3                               Binding Agreement.  This Agreement has been duly executed by NeuroBo and delivered to Dong-A, and constitutes the legal, valid, and binding agreement of NeuroBo enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

6.4                               No Breach.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated under this Agreement by NeuroBo do not and will not

(a)                                 violate or conflict with NeuroBo’s articles of organization, operating agreement, or any material Laws of any Governmental Authority to which NeuroBo’s assets are subject, or by which NeuroBo or NeuroBo’s assets may be bound;

(b)                                 with or without giving notice or the lapse of time or both, breach or conflict with, constitute or create a material default under, or give rise to any right of termination,  cancellation, or acceleration under, any of the terms, conditions, or provisions of any material contract or agreement, to which NeuroBo is a party or by which NeuroBo or NeuroBo’s assets may be bound; or

(c)                                  require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental authority or third party.

6.5                               Litigation; Compliance with Law.  There is no litigation, proceeding (arbitral or otherwise), claim, action, suit, judgment, decree, settlement, rule, order, or investigation of any nature, pending, rendered or, to NeuroBo’s Knowledge, threatened, against NeuroBo that reasonably could be expected to adversely affect NeuroBo’s ability to consummate the transactions contemplated by this Agreement.

6.6                               Insolvency.  NeuroBo is not the subject of any pending, rendered, or threatened in writing, or to the Knowledge of NeuroBo, otherwise threatened, insolvency proceedings of any character.  NeuroBo has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of an insolvency proceeding.  NeuroBo is not insolvent nor will it become insolvent as a result of entering into this Agreement and consummating the transactions contemplated under this Agreement.

7.                                      INTELLECTUAL PROPERTY

7.1                               Patent Prosecution and Maintenance.  After the Effective Date, the provisions of this Section 7 control the prosecution and maintenance of patents and patent applications included within Licensed Patent Rights.  NeuroBo shall (a) direct and control the preparation, filing, and prosecution of the United States and foreign patent applications within Licensed Patent Rights (including without limitation, any re-issues, re-examinations, appeals to appropriate patent offices and/or courts, interferences and foreign oppositions) with counsel of NeuroBo’s choosing; and (b) maintain the patents issuing therefrom.

7.2                               Patent Costs.  After the Effective Date, for work performed and fees incurred subsequent to the Effective Date, NeuroBo shall pay all costs related to the prosecution and maintenance of the patents and patent applications included within Licensed Patent Rights.

7.3                               Transfer of Files.  As soon as reasonably practicable after the Effective Date.  Dong-A shall transfer and/or cause to be transferred by outside patent counsel the Licensed Patents Files and Records to NeuroBo.  In the event NeuroBo wishes to engage current patent counsel for the prosecution of the Licensed Patent Rights, NeuroBo shall so inform Dong-A, and Dong-A hereby consents to the representation of NeuroBo by such counsel and waives any conflict of interest.

7.4                               Information Rights.  At Dong-A’s request, NeuroBo shall keep Dong-A timely informed of the progress of all patent applications and patents included within the Licensed Patent Rights.

7.5                               Infringement

(a)                                 Notice.  Each Party shall promptly inform the other Party in writing of any alleged infringement by a Third Party of the Licensed Patent Rights which comes to its attention and of any reasonably available evidence of the foregoing.

(b)                                 Prosecution of Infringements.  The Parties shall consult with each other regarding any claim of infringement of any patent within the Licensed Patent Rights.  NeuroBo shall prosecute all claims of infringement of any Licensed Patent Rights, unless such claim for infringement is economically immaterial or prosecution of the infringement claim would not be in accord with NeuroBo’s business strategy.  NeuroBo may enter into settlements, stipulated judgments, or other arrangements respecting the infringement, at its own expense, and Dong-A shall consent thereto.  Dong-A shall also consent to any infringement action being brought in its name if required by law.

(c)                                  Dong-A Right to Prosecute.  In the event that NeuroBo elects not to initiate an infringement action or take other action to settle the infringement claim.  NeuroBo shall notify

Dong-A and may, but is not obligated to, permit Dong-A to prosecute the infringement of the Licensed Patent Rights at its sole expense.

(d)                                 Allocation of Recovery.  Any damages or other recovery from an infringement action is used (i) first to reimburse NeuroBo for the costs and expenses incurred in the action (or to reimburse Dong-A if Dong-A brought the action under Section 7.5(c), and then (ii) the amount attributable to compensatory damages is treated as Net Sales and allocated pursuant to Section 4.5, and (iii) the amount attributable to non-compensatory damages (whether denoted as punitive or a statutory penalty) is allocated to NeuroBo.

7.6                               Cooperation.  Each Party agrees to provide reasonable cooperation to the other in any action under this Section 7.

7.7                               New Technology.  The Parties agree that any New Technology is the sole property of NeuroBo, and NeuroBo owns all right, title, and interest thereto and shall continue to own all right, title, and interest thereto after the Term of this Agreement ends, whether by the expiration of time or other termination, for whatever reason.  Despite the first sentence of Section 7.7, if Dong-A terminates this Agreement (i) under Section 11.2 due to the material breach of NeuroBo, after the expiration of any applicable cure periods under Section 11.2, or (ii) under Section 11.4 upon the bankruptcy of NeuroBo, then NeuroBo shall exclusively license the New Technology to Dong-A at no charge.

8.                                      LIABILITY

8.1                               Disclaimers of Warranties

(a)                                 THE EXPRESS WARRANTIES IN SECTION 5 AND SECTION 6 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE, OR TRADE USAGE.

(b)                                 Each Party acknowledges that it has relied on no warranties other than the express warranties provided in this Agreement.

8.2                               Limitation of Liability

(a)                                 EXCEPT FOR A BREACH OF SECTION 10 OR INDEMNIFICATION OF THIRD PARTY CLAIMS UNDER SECTION 9 IN NO EVENT WILL ANY PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES, OR FOR ANY LOST DATA OR CONFIDENTIAL INFORMATION, LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR BUSINESS INTERRUPTION ARISING FROM OR RELATING TO THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THIS SECTION 8.2(A), A

PARTY DOES NOT EXCLUDE OR LIMIT LIABILITY IN RESPECT OF PERSONAL INJURY OR DEATH TO THE EXTENT SUCH LIABILITY CANNOT BE EXCLUDED OR LIMITED UNDER APPLICABLE LAW.

(b)                                 EXCEPT FOR THIRD PARTY CLAIMS UNDER SECTION 9, EACH PARTY’S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT WHETHER IN CONTRACT OR TORT OR OTHERWISE, SHALL NOT EXCEED [***] DOLLARS ($[***]).  THE EXISTENCE OF ONE OR MORE CLAIMS SHALL NOT ENLARGE THIS LIMIT.

(c)                                  EACH PARTY ACKNOWLEDGES THAT THE LIMITATIONS OF SECTION 8 REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS RESPECTIVE LIABILITY, AND EACH PARTY AGREES THAT THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9.                                      INDEMNIFICATION

9.1                               Indemnification of NeuroBo.  Subject to Section 8.2, NeuroBo, its Affiliates, and each of their respective directors, officers, trustees, shareholders, employees, and agents (collectively, “NeuroBo Indemnitees”) will be indemnified, defended by counsel reasonably acceptable to NeuroBo, and held harmless by Dong-A from and against any Loss of any kind or nature which are incurred by virtue of or result from,

(a)                                 any breach of any of the representations and warranties made by Dong-A in this Agreement, and

(b)                                 any breach of the covenants or other obligations of Dong-A under this Agreement,

except to the extent that any claims have arisen from the gross negligence or willful misconduct of any NeuroBo Indemnitee or the breach of an obligation under this Agreement by any NeuroBo Indemnitee.

9.2                               Indemnification of Dong-A.  Subject to Section 8.2, Dong-A, its Affiliates, and each of their respective directors, officers, trustees, shareholders, employees, and agents (collectively, “Dong-A Indemnitees”) will be indemnified, defended by counsel reasonably acceptable to Dong-A, and held harmless by NeuroBo from and against any Loss of any kind or nature which are incurred by virtue of or result from,

(a)                                 any breach of any of the representations and warranties made by NeuroBo in this Agreement, and

(b)                                 any breach of the covenants or other obligations of NeuroBo under this Agreement,

except to the extent that any claims have arisen from the gross negligence or willful misconduct of any Dong-A Indemnitee or the breach of an obligation under this Agreement by any Dong-A Indemnitee.

9.3                               Defense of Claims

(a)                                 In the case of any claim for indemnification under Section 9.1 (if NeuroBo) or Section 9.2 (if Dong-A) arising from a claim of a Third Party, an indemnified party must give prompt notice and, subject to the following sentence, in no case later than [***] days after the indemnified party’s receipt of notice of such claim, to the indemnifying party of any claim of which such indemnified party has knowledge and as to which it may request indemnification hereunder.  The failure to give such notice will not, however, relieve the indemnifying party of its indemnification obligations except to the extent that the indemnifying party is actually harmed thereby.

(b)                                 The indemnifying party will have the right to defend and to direct the defense against any such claim in its name and at its expense, and with counsel selected by the indemnifying party unless (i) the indemnifying party acknowledges fully its obligations to the indemnified party(ies) under this Agreement within [***] days after receiving notice of such Third Party claim; (ii) the applicable Third Party claim alleges fraud; (iii) there is a conflict of interest between the indemnified party and the indemnifying party in the conduct of such defense; (iv) the Third Party claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the indemnified party; (v) the Third Party claim seeks injunctive relief or other equitable remedies against the indemnified party(ies); and/or (vi) the indemnified party is NeuroBo and the Third Party is a customer of NeuroBo.

(c)                                  If the indemnifying party elects, and is entitled, to compromise or defend such claim, it will within [***] days of receipt of notice (or sooner, if the nature of the claim so requires) notify the indemnified party of its intent to do so, and the indemnified party must, at the request and expense of the indemnifying party, cooperate in the defense of such claim.

(d)                                 If the indemnifying party elects not to compromise or defend such claim, fails to notify the indemnified party of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the indemnified party may pay, compromise or defend such claim.

(e)                                  Except as set forth in the immediately preceding subsection, the indemnifying party will have no indemnification obligations with respect to any such claim which will be settled by the indemnified party without the prior written consent of the indemnifying party (which consent may not be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, the indemnified party will not be required to refrain from paying any claim that has matured by an order, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor will it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the indemnified party or where any delay in payment would cause the indemnified party material economic loss.

(f)                                   The indemnifying party’s right to direct the defense will include the right to compromise or enter into an agreement settling any claim by a Third Party; provided that no such compromise or settlement will obligate the indemnified party to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the indemnified party other than the delivery of a release, except with the prior written consent of the indemnified party (such consent to be withheld or delayed only for a good faith reason).

(g)                                 Notwithstanding the indemnifying party’s right to compromise or scale in accordance with the immediately preceding sentence, the indemnifying party may not settle or compromise any claim over the objection of the indemnified party; provided, however, that consent by the indemnified party to settlement or compromise will not be unreasonably withheld or delayed.

(h)                                 The indemnified party will have the right to participate in the defense of any claim with counsel selected by it subject to the indemnifying party’s right to direct the defense.  The fees and disbursements of such counsel will be at the expense of the indemnified party; provided, however, that, in the case of any claim which seeks injunctive or other equitable relief against the indemnified party, the fees and disbursements of such counsel will be at the expense of the indemnifying party.

9.4                               Non-Third Party Claims.  Any claim which does not result from a Third Party claim will be asserted by a notice to the other Party and will be identified as a “DIRECT INDEMNITY CLAIM NOTICE.”  The recipient of such notice will have a period of [***] days after receipt of such notice within which to respond thereto.  During such [***]-day period, the recipient will have the right to cure any applicable breach of this Agreement.  If the recipient does not respond within such [***] days and does not cure the applicable breach, the recipient will be deemed to have accepted responsibility for the Losses set forth in such notice and will have no further right to contest the validity of such notice.  If the recipient responds within such [***] days after the receipt of the notice and rejects such claim in whole or in part, the Party delivering will be free to pursue such remedies as may be available to it under contract or applicable law.

10.                               CONFIDENTIALITY

10.1                        Duty to Hold in Confidence.  During the term of this Agreement, and for a period of [***] years thereafter, each Party (“Receiving Party”) shall preserve in strict confidence and secure against unauthorized use or disclosure any Confidential Information obtained from or with respect to the other Party (“Disclosing Party”).  In preserving the Disclosing Party’s Confidential Information, Receiving Party shall use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care.  Any permitted reproduction of the Disclosing Party’s Confidential Information shall contain all confidential or proprietary legends that appear on the original.  Receiving Party shall immediately notify the Disclosing Party in writing in the event of any loss or unauthorized disclosure or use of Confidential Information known by the Receiving Party.  Receiving Party shall use the Disclosing Party’s Confidential Information disclosed hereunder solely for the purpose of fulfilling such Party’s obligations and exercising such Party’s rights under this Agreement.

10.2                        Exclusions.  The foregoing obligations shall not apply to information which (a) was publicly known and available in the public domain prior to the time of disclosure to the Receiving Party by the Disclosing Party; (b) becomes publicly known and available in the public domain after disclosure to the Receiving Party by the Disclosing Party through no action or inaction of the Receiving Party; (c) is lawfully in the possession of the Receiving Party at the time of disclosure by the Disclosing Party as evidenced by the written records of the Receiving Party; (d) is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information as evidenced by the written records of the Receiving Party; (e) is received by the Receiving Party from a Third Party which the Receiving Party has no reason to believe has a duty of confidentiality to the Disclosing Party; or (f) has been approved for disclosure by the Disclosing Party in writing.

10.3                        Permitted Disclosures.  Receiving Party shall permit access to the Disclosing Party’s Confidential Information solely to its directors, officer, employees, representatives, agents, and contractors who:  (a) have a need to know such information for purposes of performing the Disclosing Party’s obligations or exercising the Disclosing Party’s rights hereunder; and (b) have signed confidentiality agreements containing terms at least as restrictive as those contained herein or have a professional obligation to maintain the confidentiality thereof.  Except as permitted in the exercise of the licenses and rights granted under this Agreement, Receiving Party shall not disclose or transfer any Confidential Information to any Third Party, without the specific prior written approval of the Disclosing Party, except to the extent required by law or governmental or court order to be disclosed by Receiving Party, provided that Receiving Party gives the Disclosing Party prompt notice of such requirement (if permitted by law) prior to such disclosure and cooperates with the Disclosing Party in the latter’s attempt, if any, to prevent such disclosure or in obtaining a protective or similar order with respect to the Confidential Information to be disclosed.

10.4                        Return of information.  The Disclosing Party retains ownership of all Confidential Information disclosed or made available to Receiving Party.  Upon any termination, cancellation, or expiration of this Agreement, or upon the Disclosing Party’s request for any reason (other than in breach of this Agreement), Receiving Party shall return promptly to the Disclosing Party (or destroy at the Disclosing Party’s request with a signed certification thereof) the originals and all copies (without retention of any copy) of any written documents, tools, materials, or other tangible items containing or embodying Confidential Information; provided, however, that Receiving Party shall be entitled to retain such originals and copies of Confidential Information of the Disclosing Party (which may be in electronic form) solely for archival purposes, defense of claims, and as are necessary to Receiving Party’s use and exploitation, as permitted by this Agreement, of any rights retained by Receiving Party following such termination, cancellation, expiration or request.

10.5                        Remedies.  Receiving Party agrees that its obligations provided in this Section 10 are necessary and reasonable in order to protect the Disclosing Party and its business, and expressly agrees that monetary damages would be inadequate to compensate the Disclosing Party for any breach by the Receiving Party of its covenants and agreements set forth in this Agreement.  Accordingly, each Party agrees and acknowledges that any such breach or threatened breach may allow the Receiving Party or Third Parties to unfairly compete with the Disclosing Party resulting in irreparable injury to the Disclosing Party and that, in addition to any other remedy that may be available, in law, in equity or otherwise, the Disclosing Party shall be entitled to seek and obtain (without being required to post a bond or other security) injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the Receiving Party, without the necessity of proving actual damages.

10.6                        Publicity.  Except as necessary to comply with any applicable laws or regulations, each Party agrees not to issue any press release or public statement disclosing the terms of this Agreement without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed.  Prior to being released or made, a copy of all press releases and public statements which a Party intends to issue or make regarding the terms of this Agreement, shall be provided to the other Party for approval.

11.                               TERM AND TERMINATION

11.1                        Term.  This Agreement’s term begins on the Signing Date and ends on the expiration of the payment obligations of NeuroBo as provided in Section 4.

11.2                        Termination for Cause.  A Party may terminate this Agreement by notice to the other Party if the other Party is in material breach of any provision of this Agreement, and

(a)                                 the breaching Party has not cured the breach within [***] days after receiving notice from the terminating Party; or

(b)                                 if the breach cannot reasonably be cured within the [***]-day period, the breaching Party has not started to remedy the breach within the [***]-day period and diligently endeavored to cure the breach within a reasonable time thereafter.

11.3                        Termination by NeuroBo.  NeuroBo may terminate this Agreement upon [***] days written notice to Dong-A.

11.4                        Termination upon Bankruptcy.  Either Party may terminate this Agreement immediately upon notice to the other Party in the event that (a) the other Party is the subject of a petition for bankruptcy, reorganization, or arrangement, whether voluntary or involuntary, and the same is not dismissed within thirty (30) days thereof, (b) a receiver or trustee is appointed for all or a substantial portion of the assets of the other Party, or (c) the other Party makes an assignment for the benefit of its creditors.  The Parties acknowledge and agree that this Agreement is for the license of intellectual property as defined in the United States Bankruptcy Code.  In the event that a licensor hereunder as debtor in possession or a trustee in bankruptcy for such licensor rejects this Agreement, the Parties acknowledge and agree that the other Party will have the right to elect to retain its rights under this Agreement as provided in 11 U.S.C. § 365(n).

11.5                        Effect of Termination.

(a)                                 Upon termination or expiration of this Agreement for any reason:

(i)                                    all rights and obligations hereunder shall immediately cease except that such termination shall not terminate, limit, or restrict the rights and remedies of either Party to redress for any breach or violation (which remedies shall be cumulative), and any obligation to make payments under Section 4 which had accrued as of the date of termination shall survive termination of the Agreement.

(ii)                                NeuroBo shall in good faith coordinate the wind-down of NeuroBo’s efforts under this Agreement and shall, as soon as reasonably practical after the effective date of such termination, provide to Dong-A, as applicable and to the event permitted under any applicable third party contract, any and all information, including copies of all data and results generated in the course of the development, manufacture and commercialization of Licensed Products.

(iii)                            NeuroBo shall transfer and assign to Dong-A any and all regulatory materials and regulatory approvals directly and solely related to any Licensed Product, and shall, upon Dong-A’s request, make available to Dong-A any other relevant information reasonably related to such regulatory materials and regulatory approvals.

(b)                                 Notwithstanding the expiration or termination of this Agreement for any reason, Section 1 (Definitions) Section 4.5(j) (Audit Rights), Section 7.7 (New Technology), Section 8 (Liability), Section 9 (Indemnification), Section 10 (Confidentiality), this Section 11.5 (Effect of Termination), and Section 12 (General Provisions) shall survive in accordance with their terms.

12.                               GENERAL PROVISIONS

12.1                        Notices.  All notices, consents, and approvals under this Agreement must be delivered in writing by courier, electronic facsimile (fax), or certified or registered mail, (postage prepaid and return receipt requested) to the other Party; and shall be effective upon receipt or three (3) business days after being deposited in the mail, whichever occurs sooner.  Notices to Parties shall be sent to the addresses set forth at the beginning of this Agreement.  Notice of change of address shall be given in the same manner as other communications.

12.2                        Force Majeure.  No Party shall be liable for any failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes beyond its reasonable control and not the fault of the nonperforming Party, and the nonperforming Party has been unable to avoid or overcome the act or event by the exercise of due diligence, including, by way of example and without limitation, war, flood, fire, earthquake, riots, strikes, acts of God or public enemy, restraints of government, terrorist acts, and military action.

12.3                        Assignment.  Neither Party may assign or transfer any of its rights under this Agreement, voluntarily, involuntarily, or by operation of law, or in any other manner, without the prior written consent of the other Party; provided, however, that either Party may assign its rights under this Agreement in connection with a merger, consolidation, or sale of substantially all of its assets with prior written notice to the other Party and if the successor entity agrees in writing to be bound by all of the terms and conditions of this Agreement.  Any purported assignment or transfer of rights in violation of this section is null and void.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

12.4                        Waivers.  Any waiver or failure to enforce any provision of this Agreement on one occasion shall not be deemed a waiver of any other provision or of such provision on any other occasion.

12.5                        Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, such provision shall be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions of this Agreement shall continue in full force and effect.

12.6                        Remedies.  The Parties’ rights and remedies under this Agreement are cumulative.  It is understood and agreed that notwithstanding any other provisions of this Agreement, a breach by a Party under this Agreement shall cause the other Parties irreparable damage for which recovery of money damages would be inadequate, and that, in addition to any and all remedies available at law, the other Parties shall be entitled to seek timely injunctive relief to protect their rights under this Agreement.  If any legal action is brought to enforce this Agreement, the prevailing Party shall be entitled to receive its reasonable attorneys’ fees, court costs, and other collection expenses, in addition to any other relief it may receive.

12.7                        Governing Law.  The laws of the State of New York (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including without limitation, its validity, interpretation, construction, performance, and enforcement.

12.8                        Submission to Jurisdiction/Waiver of Jury Trial.  EACH OF THE PARTIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AND EMPLOYEES HEREBY IRREVOCABLY AND UNCONDITIONALLY:  (I) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF:  (II) CONSENTS TO THE FULLEST EXTENT PERMITTED BY LAW THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY AND IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME, AND (III) AGREES TO THE FULLEST EXTENT BY LAW THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT ITS ADDRESS SET FORTH IN THE OPENING PARAGRAPH OF THIS AGREEMENT AND HEREBY ACCEPTS SERVICE OF PROCESS IF MADE IN ACCORDANCE WITH THIS SECTION 12.8.

12.9                        Independent Contractor/No Agency.  Each Party agrees and acknowledges that in its performance of its obligations under this Agreement, it is an independent contractor of the other Parties and is solely responsible for its own activities.  No Party shall have any authority to make commitments or enter into contracts on behalf of, bind, or otherwise obligate the other Party in any manner whatsoever.  Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the Parties.

12.10                 Entire Agreement.  This Agreement constitutes the entire agreement between the Parties regarding the subject hereof and supersedes all prior or contemporaneous agreements, understandings, and communication, whether written or oral.

To evidence the parties’ agreement to this License Agreement, they have executed and delivered it on the date set forth in the preamble.

DONG-A ST CO., LTD.

By:	/s/ Soo-Hyoung Kang
Soo-Hyoung Kang, Ph.D., Vice-Chairman

NEUROBO PHARMACEUTICALS, INC.

By:	/s/ Jeong Gu Kang
Jeong Gu Kang, Ph.D., Vice-President

SCHEDULE I

LICENSED PATENTS & PATENT APPLICATIONS

All patents and patent applications worldwide which cover DA-9801 and manufacture, formulation, and use thereof, including

[***], published as International Publication [***] ([***]),

[***], published as International Publication [***] ([***]),

[***], published as International Publication [***] ([***]),

and all patent applications of which priority is claimed therein.

PCT	Tide	Jurisdiction	Application No.
		[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
		[***]	[***]
		[***]	[***]
		[***]	[***]
		[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
		[***]	[***]
		[***]	[***]
		[***]	[***]
		[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
		[***]	[***]
		[***]	[***]

Schedule 1-1

Execution Copy

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT TO LICENSE AGREEMENT (DA-9801)

AMENDMENT TO LICENSE AGREEMENT (this “Amendment”), dated as of April 18, 2018 (the “Effective Date”) between Dong-A ST Co., Ltd., a Republic of Korea company having its principal place of business at 64 Cheonho-daero, Dongdaemun-gu, Seoul 02587, Republic of Korea (“Dong-A”) and NeuroBo Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 177 Huntington Avenue, Suite 1732, Boston, MA 02115, U.S.A. (“NeuroBo”).

Background

1.                                      Dong-A and NeuroBo entered into the License Agreement dated as of January 18, 2018 (the “License Agreement”) whereby Dong-A granted to NeuroBo an exclusive, royalty-bearing license to develop, manufacture, commercialize and sell the Licensed Products in the Territory.

2.                                      Dong-A has requested and NeuroBo has agreed to extend the due date by which NeuroBo is obligated to issue [***] ([***]) shares of common stock to Dong-A pursuant to Section 4.2 (Equity) of the License Agreement.

Accordingly, the parties agree as follows:

1.                                      DEFINITIONS

Capitalized terms used herein and not otherwise defined in this Amendment shall have the respective meanings as set forth in the License Agreement.

2.                                      AMENDMENT

Section 4.2 (Equity) of the License Agreement is hereby deleted in its entirety and replaced by the following:

4.2                               Equity.  NeuroBo shall issue [***] ([***]) shares of common stock to Dong-A within one hundred twenty (120) days of the Signing Date, which is [***] percent ([***]%) of all issued and outstanding shares of NeuroBo at the time of the issuance of such shares.  NeuroBo shall use its best efforts to ensure that at the time of NeuroBo’s initial public offering, the ownership share of Dong-A in NeuroBo granted under this Section 4.2 is at least [***] ([***]%) of all issued and outstanding shares of NeuroBo.

3.                                      TERM

This Amendment shall become effective as of the Effective Date.

1

4.                                      GOVERNING LAW

The laws of the State of New York (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Amendment and all of the transactions it contemplates, including without limitation, its validity, interpretation, construction, performance, and enforcement.

5.                                      MISCELLANEOUS

5.1                               Except as expressly amended or modified by this Amendment or otherwise in writing, all the terms, conditions and provisions contained in the License Agreement and Schedules attached thereto shall remain in full force and effect.

5.2                               From and after the execution of this Amendment by the parties, any reference to the License Agreement shall be deemed a reference to the License Agreement as amended hereby.

5.3                               In the event of any inconsistency or conflict between this Amendment and the License Agreement, the provisions of this Amendment shall prevail.

To evidence the parties’ agreement to this Amendment, they have executed and delivered it on the Effective Date.

DONG-A ST CO., LTD.

By:	/s/ Daesik Eom
Daesik Eom, Chairman

NEUROBO PHARMACEUTICALS, INC.

By:	/s/ John L. Brooks, III
John L. Brooks III, President & CEO

2

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SECOND AMENDMENT TO

LICENSE AGREEMENT AND ACQUISITION AGREEMENT

This Second Amendment (this “Amendment”) to (i) the License Agreement, dated January 18, 2018, as amended (the “License”), by and between NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Dong A ST Co., Ltd., a Republic of Korea Company (“Dong A”) and (ii) the Acquisition Agreement, dated January 18, 2018, as amended (the “Acquisition Agreement”), by and between the Company and Dong A, is made as of July 24, 2019;

WHEREAS, pursuant to the terms of Section 4.2 of the License and Section 3.2 of the Acquisition Agreement, the Company shall [***] ensure that, at the time of the Company’s initial public offering, the ownership shares of Dong A of all issued and outstanding shares in the Company granted pursuant to the License is at least [***]% and the ownership shares of Dong A of all issued and outstanding shares in the Company granted pursuant to the Acquisition Agreement is at least [***]% (the “Anti-Dilution Rights”);

WHEREAS, the Company intends to consummate the merger and other transactions described in the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), to be entered into by and among the Company, Gemphire Therapeutics Inc., a Delaware corporation with its common stock listed on a securities exchange in the United States of America (“Grand Rapids”), and GR Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Grand Rapids (“Merger Sub”), subject to the satisfaction of the conditions set forth in the Merger Agreement, pursuant to which Merger Sub shall merge with and into the Company with the Company surviving such merger as a wholly-owned subsidiary of Grand Rapids (the “Reverse Merger”); and

WHEREAS, the Company and Dong A desire to amend the terms of the License and the Acquisition Agreement to reflect the mutual understanding that the Anti-Dilution Rights shall expire upon the consummation of the Reverse Merger.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Dong A, intending to be legally bound, hereby agree as follows:

1.                                                AMENDMENT TO LICENSE

a.              Section 4.2 of the License is hereby amended in its entirety as follows:

4.2 Equity.  NeuroBo shall issue [***] ([***]) shares of common stock to Dong-A within [***] ([***]) days of the Signing Date, which is [***]percent

([***]%) of all issued and outstanding shares of NeuroBo at the time of the issuance of such shares.  NeuroBo shall [***] ensure that immediately after the effective time of NeuroBo’s Initial Public Offering, the ownership share of Dong-A in NeuroBo granted under this Section 4.2 is at least [***] percent ([***]%) of all issued and outstanding shares of NeuroBo.

b.              The following definition shall be added to Section 1.1 of the License:

“Initial Public Offering” means (i) an initial public offering or (ii) a reverse merger of NeuroBo with an entity which is listed or the parent of which is listed on a securities exchange in the United States of America.

2.                                                AMENDMENT TO ACQUISITION AGREEMENT

a.              Section 3.2 of the Acquisition Agreement is hereby amended in its entirety as follows:

3.2 Cash and Equity Compensation.  At the Closing and in full payment for the Acquired Technology, NeuroBo shall (a) pay Dong-A five million United States Dollars (USD 5,000,000) by wire transfer to an account designated by Dong-A and (b) issue [***] ([***]) shares of common stock to Dong-A, which is [***] percent ([***]%) of all issued and outstanding shares of NeuroBo.  NeuroBo shall [***] ensure that immediately after the effective time of NeuroBo’s Initial Public Offering, the ownership share of Dong-A in NeuroBo granted under this Section 3.2 is at least [***] percent ([***]%) of all issued and outstanding shares of NeuroBo.

b.              The following definition shall be added to Section 1.1 of the Acquisition Agreement:

“Initial Public Offering” means (i) an initial public offering or (ii) a reverse merger of NeuroBo with an entity which is listed or the parent of which is listed on a securities exchange in the United States of America.

3.                                                Except as modified in this Amendment, the License and the Acquisition Agreement shall remain in full force and effect according to their terms.

4.                                                This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.  Facsimile or PDF transmission of execution copies or signature pages for this Amendment shall be legal, valid and binding execution and delivery for all purposes.

5.                                                This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

DONG A ST CO., LTD.

By:	/s/ Daesik Eom
Name:	Daesik Eom
Title:	Chairman and CEO

NEUROBO PHARMACEUTICALS, INC.

By:	/s/ John L. Brooks III
Name:	John L. Brooks III
Title:	President and Chief Executive Officer

[Signature Page to License and Acquisition Agreement Amendment]